Exhibit 4.13

Dated   21st  June 2012

(1)                                 WNS GLOBAL SERVICES (UK) LIMITED

(2)                                 FUSION OUTSOURCING SERVICES PROPRIETARY LIMITED

(3)                                 WNS (HOLDINGS) LIMITED

(4)                                 BFSL LIMITED

(5)                                 BGL GROUP LIMITED

CO-EXISTENCE AGREEMENT

LONDON

Schedules

1.	Party 1 Indicia
2.	Party 2 Indicia

THIS AGREEMENT is dated 21st June 2012 and made between:

(1)                                 WNS GLOBAL SERVICES (UK) LIMITED, a company incorporated in England and Wales (registered number 02292251), whose registered office is at Acre House, 11-15 William Road, London NW1 3ER (the “Purchaser”);

(2)                                 FUSION OUTSOURCING SERVICES PROPRIETARY LIMITED, a private company limited by shares incorporated in the Republic of South Africa with registered number 2003/017437/07, whose registered office is at c/o Grant Thornton, 5th Floor — The Pinnacle, Corner Strand and Burg Street, Cape Town, 8001 — South Africa (the “Company”); and

(3)                             WNS (HOLDINGS) LIMITED, a company incorporated in Jersey (registered number 82262), whose registered office is at Queensway House, Hilgrove Street, St Helier, Jersey, JE1 1ES, Channel Islands (the “Guarantor”);

(together “Party 1”); and

(4)                                 BFSL LIMITED a company incorporated in England and Wales (registered number 02706280), whose registered office is at Pegasus House, Bakewell Road, Orton Southgate, Peterborough, Cambridgeshire PE2 6YS (the “Seller”); and

(5)                                 BGL GROUP LIMITED, a company incorporated in England and Wales (registered number 02593690), whose registered office is at Pegasus House, Bakewell Road, Orton Southgate, Peterborough, Cambridgeshire, PE2 6YS (the “Seller Guarantor”)

(together “Party 2”).

BACKGROUND:

(A)                               The Seller has agreed to sell all of the issued shares in the stated capital of the Company to the Purchaser for the consideration and upon the terms and conditions set out in a sale and purchase agreement to be dated on or around the date of this Agreement and to be entered into between (1) the Seller, (2) the Purchaser, (3) the Guarantor and (4) the Seller Guarantor (the “Sale Agreement”).

(B)                               Each of the Parties shall, following signature of the Sale Agreement, continue to be entitled to use the Trade Name (as defined below) on the terms set out in this Agreement in order to prevent any likelihood of confusion between their respective marks in the future and to avoid any disputes in future.

THIS DEED WITNESSES that:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Defined terms

In this Agreement and the Background, save as the context may otherwise require:

“BGL Group” means BGL Group Limited and any of its subsidiaries or subsidiary undertakings from time to time;

“Business Day” means a day (not being a Saturday or Sunday) when banks generally are open in the City of London for the transaction of general banking business;

“Companies Act UK” means the Companies Act 2006;

“Existing Domain Names” means  “fusion-outsourcing.co.za”, “fusion-outsourcing.com”, “fusionoutsourcing.co.za”, “fusionsa.co.za”, “insidefusion.co.za”, “sacallcentres.co.za”, “fusionos.co.za” and “fusionoutsourcingservices.co.za”;

“Force Majeure Event” has the meaning set out in Clause 16 (Effect of force majeure);

“Group” means in relation to any company, its subsidiaries and subsidiary undertakings and any holding company or parent undertaking of that company and all other subsidiaries and subsidiary undertakings of any holding company or parent undertaking of that company in each case from time to time;

“Marks” means:

(i)                                     in respect of Party 1:

(a)                                 the rights of Party 1 in and to the Trade Name as described under this Agreement; and

(b)                                 the Party 1 Mark; and

(ii)                                  in respect of Party 2:

(a)                                 the rights of Party 2 in and to the Trade Name as described under this Agreement; and

(b)                                 the Party 2 Mark;

“Party” means either Party 1 or Party 2 as may be applicable;

“Party 1 Mark” means:

(i)                                     the Trade Name with the words “bpo”, “business process”, “business processing”, “outsource” and/or “outsourcing”;

(ii)                                  the indicia shown in Schedule 1 (Party 1 Indicia); and

(iii)                               such trade marks as Party 1 shall use and/or register from time to time in accordance with the provisions of this Agreement which are identical or similar to the indicia shown in Schedule 1 (Party 1 Indicia);

“Party 2 Mark” means:

(i)                                     the Trade Name with the words “contact centre”, “insurance”, “intermediary”, “broking” and/or “aggregator”;

(ii)                                  the indicia shown in Schedule 2 (Party 2 Indicia); and

(iii)                               such trade marks as Party 2 shall use and/or register from time to time in accordance with the provisions of this Agreement which are identical or similar to the indicia shown in Schedule 2 (Party 2 Indicia);

“Restricted Goods/Services” means:

(i)                                     business process outsourcing services;

(ii)                                  call centre operations; and

(iii)                               other activities reasonably incidental to (i) and (ii) above;

“Restricted Territory” means the world, excluding the United Kingdom, the Republic of South Africa and India;

“Sale Agreement” has the meaning given in Background A; and

“Trade Name” means the word “Fusion”.

1.2                               Contents page and headings

In this Agreement, the contents page and headings are included for convenience only and shall not affect the interpretation or construction of this Agreement.

1.3                               Meaning of references

In this Agreement, unless the context requires otherwise, any reference to:

(a)                                 this Agreement includes the Background and Schedules, which form part of this Agreement for all purposes;

(b)                                 the Background is to the statements about the background to this Agreement made above, a clause or to a Schedule is, as the case may be, to a clause of or a Schedule to this Agreement and any reference in a Schedule to a paragraph is to a paragraph of that Schedule;

(c)                                  a company is to any company, corporation or other body corporate wherever and however incorporated or established;

(d)                                 a document is to that document as supplemented, otherwise amended, replaced or novated from time to time;

(e)                                  any English statutory provision or English legal term for any action, remedy, method of judicial proceeding, document, legal status, court, official or other legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English statutory provision or English legal term;

(f)                                   the masculine, feminine or neuter gender respectively includes the other genders and any reference to the singular includes the plural (and vice versa);

(g)                                  including means “including without limitation” (with related words such as “includes” being construed accordingly), in particular means “in particular but without limitation” and other general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things;

(h)                                 a party or the parties is to a party or the parties (as the case may be) to this Agreement and shall include any permitted assignees or successors of a party;

(i)                                     a person includes any individual, firm, company, corporation, government, state or agency of state or any association, trust or partnership (whether or not having a separate legal personality);

(j)                                    a person includes a reference to that person’s legal personal representatives and successors;

(k)                                 a statute or statutory provision includes any consolidation or re-enactment, modification or replacement of the same and any subordinate legislation in force under any of the same from time to time;

(l)                                     a time of the day is to London time and references to a day are to a period of 24 hours running from midnight to midnight; and

(m)                             writing shall include any modes of reproducing words in a legible and non-transitory form.

1.4                               Companies Act definitions

In this Agreement, the words and expressions “accounting reference period”, “body corporate”, “holding company”, “parent undertaking”, “subsidiary” and “subsidiary undertaking” have the meanings given to them in the Companies Act UK.

2.                                      PARTY 1’S CONSENTS

Party 1 consents to:

(a)                                 the use of the Trade Name (or any mark which varies in insignificant ways from the Trade Name) (but specifically excluding the Party 1 Mark) and/or the Party 2 Mark, to promote, sell and provide:

(i)                                     any goods and/or services by Party 2 (or any members of the BGL Group or sub-contractors of Party 2 or the BGL Group) in the United Kingdom; and

(ii)                                  any goods and/or services other than the Restricted Goods/Services by Party 2 (or any members of the BGL Group or sub-contractors of Party 2 or the BGL Group) in the Restricted Territory only,

(the “Permitted Party 2 Goods/Services”).  For the avoidance of doubt, neither Party 2 nor any member of the BGL Group shall be entitled to make any use of the Trade Name and/or the Party 2 Mark in the Republic of South Africa and India whatsoever (and in particular, neither Party 2 nor any member of the BGL Group shall set up a physical call centre and/or office in any part of South Africa and India using the Trade Name and/or the Party 2 Mark) and Party 2 undertakes not to do so;

(b)                                 the use of the Trade Name other than the Party 1 Mark as a part of the corporate name (and/or trading name) of Party 2 (or any members of its Group) only to the extent such entities undertake the activities referred to in Clause 2(a) above;

(c)                                  the registration as a trade mark by Party 2 and/or any member of its Group of the Party 2 Mark and/or the Trade Name (or any mark which varies in insignificant ways from the Trade Name) in respect of:

(i)                                     any Permitted Party 2 Goods/Services referred to in Clause 2(a)(i), in the United Kingdom; and

(ii)                                  any Permitted Party 2 Goods/Services referred to in Clause 2(a)(ii), in the Restricted Territory;

provided that those entities shall not attempt to register any trade mark incorporating the Party 1 Mark;

(d)                                 Party 2 and/or any member of its Group registering, maintaining and using registrations for domain names:

(i)                                     incorporating the Trade Name in any top level domains specific to the United Kingdom, in respect of any Permitted Party 2 Goods/Services referred to in Clause 2(a)(i);

(ii)                                  incorporating the Trade Name in any top level domains specific to any territory in the Restricted Territory, in respect of any Permitted Party 2 Goods/Services referred to in Clause 2(a)(ii); and

(iii)                               incorporating the Trade Name in:

A                                       any generic top level domains; and/or

B                                       any top level domains specific to the Republic of South Africa,

in combination with the words “insurance”, “intermediary”, “contact centre”, “broking” and/or “aggregator”.  For the avoidance of doubt, neither Party 2 nor any member of the BGL Group shall be permitted to register and/or maintain registrations for generic top level domain names or top level domains specific to the Republic of South Africa incorporating the Trade Name in combination with the words “outsourcing”, “business process”, “business processing”, “outsource” and/or “bpo”.

3.                                      PARTY 1’S OBLIGATIONS

3.1                               Restriction on use of the Trade Name

Party 1 hereby agrees that, save as expressly provided for in this Agreement, neither Party 1 nor any member of Party 1’s Group shall make any use of the Trade Name whatsoever, without the prior written consent of Party 2 (save as may be necessary by law and/or for regulatory purposes).

3.2                               No challenges

Party 1 will, and shall procure that each and every member of its Group will:

(a)                                 not file any oppositions to, or otherwise challenge, Party 2’s and/or any member of its Group’s applications for registration of the Trade Name or the Party 2 Mark made in accordance with Clause 2(c);

(b)                                 not challenge in any way, whether directly or indirectly, the ownership by Party 2 and/or any member of its Group of the Party 2 Mark;

(c)                                  not challenge Party 2’s and/or any member of its Group’s status as the rightful registrant of, nor do anything to hinder them from registering, the domain names referred to in Clause 2(d); and

(d)                                 not procure, authorise, enable or assist any third party to do any of the aforesaid.

4.                                      PARTY 2’S CONSENTS

Party 2 consents to:

(a)                                 the use of the Trade Name (or any mark which varies in insignificant ways from the Trade Name) (but specifically excluding the Party 2 Mark) and/or the Party 1 Mark:

(i)                                     to promote, sell and provide any goods and/or services by Party 1 (or any members of its Group or sub-contractors of Party 1 or its Group) in the Republic of South Africa and India;

(ii)                                  to promote, sell and provide any goods and/or services, other than the provision of insurance intermediary, insurance broking and/or aggregator services and other activities reasonably incidental to those services, by Party 1 (or any members of its Group or sub-contractors of Party 1 or its Group) in the Restricted Territory only; and

(iii)                               to promote and sell any goods and/or services to customers in the United Kingdom which are provided from a country other than the United Kingdom by Party 1 (or any members of its Group or sub-contractors of Party 1 or its Group),

(the “Permitted Party 1 Goods/Services”).  For the avoidance of doubt, neither Party 1 nor any other member of its Group shall set up a physical call centre and/or office in any part of the United Kingdom using the Trade Name and/or the Party 1 Mark and Party 1 undertakes not do to so;

(b)                                 the use of the Trade Name other than the Party 2 Mark as a part of the corporate name (and/or trading name) of Party 1 (or any members of its Group) only to the extent such entities undertake the activities referred to in Clause 4(a) above;

(c)                                  the registration as a trade mark by Party 1 and/or any member of its Group of the Party 1 Mark and/or the Trade Name (or any mark which varies in insignificant ways from the Trade Name) in respect of:

(i)                                     any Permitted Party 1 Goods/Services referred to in Clause 4(a)(i), in the Republic of South Africa and India; and

(ii)                                  any Permitted Party 1 Goods/Services referred to in Clause 4(a)(ii), in the Restricted Territory;

provided that those entities shall not attempt to register any trade mark incorporating the Party 2 Mark;

(d)                                 Party 1 and/or any member of its Group registering, maintaining and using registrations for domain names:

(i)                                     incorporating the Trade Name in any top level domains specific to the Republic of South Africa and India, in respect of any Permitted Party 1 Goods/Services referred to in Clause 4(a)(i);

(ii)                                  incorporating the Trade Name in any top level domains specific to any territory in the Restricted Territory, in respect of any Permitted Party 1 Goods/Services referred to in Clause 4(a)(ii); and

(iii)                               incorporating the Trade Name in:

A                                       any generic top level domains; or

B                                       any top level domains specific to the United Kingdom,

in combination with the words “outsourcing”, “outsource”, “business process”, “business processing” and/or “bpo”.  For the avoidance of doubt, neither Party 1 nor any member of its Group shall be permitted to register and/or maintain registrations for generic top level domain names or top level domains specific to the United Kingdom incorporating the Trade Name in combination with the words “insurance”, “intermediary”, “contact centre” “broking” and/or “aggregator”.

5.                                      PARTY 2’S OBLIGATIONS

5.1                               Restriction on use of the Trade Name

Party 2 hereby agrees that, save as expressly provided for in this Agreement, neither Party 2 nor any member of Party 2’s Group shall make any use of the Trade Name whatsoever, without the prior written consent of Party 1 (save as may be necessary by law and/or for regulatory purposes).

5.2                               No challenges

Party 2 will, and shall procure that each and every member of its Group will:

(a)                                 not file any oppositions to, or otherwise challenge, Party 1’s and/or any member of its Group’s applications for registration of the Trade Name or the Party 1 Mark made in accordance with Clause 4(c);

(b)                                 not challenge in any way, whether directly or indirectly, the ownership by Party 1 and/or any member of its Group of the Party 1 Mark;

(c)                                  not challenge Party 1’s and/or any member of its Group’s status as the rightful registrant of, nor do anything to hinder them from registering, the Existing Domain Names and the domain names referred to in Clause 4(d); and

(d)                                 not procure, authorise, enable or assist any third party to do any of the aforesaid.

6.                                      ASSIGNMENT AND LICENSING

6.1                               No assignment without prior consent

No party shall assign (including by way of charge or security) all or any of its rights under this Agreement without the prior written consent of the other parties.

6.2                               Licences to be consistent

No member of a Party may license the use of its respective Marks to other members of its Group or third parties unless any such licences and onward sublicences are entirely consistent with the terms of this Agreement and contain a provision to the effect that the licensee or sublicensee shall not bring infringement proceedings in its own name.

6.3                               No assignment unless consistent

No member of a Party may assign any of its Marks to a member of its Group or to a third party unless that member of its Group or third party first agrees with the assigning party to be bound by the terms of this Agreement.

7.                                      SEVERANCE

7.1                               Finding of invalidity

If any provision of this Agreement (or part of any provision) is found by any court or other authority of competent territory to be invalid, unenforceable or illegal, the other provisions shall remain in force.

7.2                               Effects of finding

If any invalid, unenforceable or illegal provision would be valid, enforceable and legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to give effect to the commercial intention of the parties.

8.                                      CONFIDENTIALITY

8.1                               Agreement confidential

The parties agree to keep the existence and terms of this Agreement confidential to the parties save to the extent that disclosure is required in order to enjoy the benefit of this Agreement or to negotiate the assignment of any of the Marks or sale of the business of either party operated under the Trade Name to a third party.

8.2                               Obligation of confidentiality

Each party undertakes that it shall not at any time during this Agreement, nor for a period of three years after termination of this Agreement, disclose to any person any confidential information concerning the business, affairs, customers, clients or suppliers of the other party or of any member of the Group to which the other Party belongs, except as permitted by Clause 8.3 (Exceptions).

8.3                               Exceptions

Each party may disclose the other party’s confidential information:

(a)                                 to its employees, officers, representatives or advisers who need to know such information for the purposes of carrying out the party’s obligations under this Agreement. Each party shall ensure that its employees, officers, representatives or advisers to whom it discloses the other party’s confidential information comply with this Clause 8; and

(b)                                 as may be required by law, court order or any governmental or regulatory authority.

8.4                               Other purposes

Neither party shall use the other party’s confidential information for any purpose other than to perform its obligations under this Agreement.

9.                                      ENTIRE AGREEMENT

9.1                               Entire agreement

Together with any relevant provisions of the Sale Agreement, this Agreement represents the whole and only agreement between the parties in relation to the subject matter of this Agreement and supersedes any previous agreement between the parties in relation to that subject matter.  Accordingly, all other terms, conditions, representations, warranties and other statements which would otherwise be implied (by law or otherwise) shall not form part of this Agreement.

9.2                               No reliance

Each party acknowledges that in entering into this Agreement it is not relying on any representation, warranty or other statement relating to the subject matter of this Agreement which is not set out in this Agreement.

9.3                               No liability unless statement made fraudulently

No party shall have any liability or remedy in respect of any representation, warranty or other statement (other than those set out in this Agreement) being false, inaccurate or incomplete unless it was made fraudulently.

10.                               TERM AND TERMINATION

10.1                        Term and termination

The provisions of this Agreement shall come into effect on the date of signature and shall continue in perpetuity and the rights under this Agreement shall be irrevocable unless a Party:

(a)                                 ceases to trade or ceases to exist, otherwise than:

(i)                                     for the purpose of amalgamation or reconstruction, in which case the obligations of that Party under this Agreement shall transfer to the new entity; or

(ii)                                  where such entity has assigned or otherwise transferred its rights under this Agreement to another party in accordance with the terms of this Agreement;

(b)                                 has ceased to use all of the registered and unregistered rights in its Marks for a continuous period of 5 years or more,

in which case the other Party may terminate this Agreement on 14 days’ notice.

10.2                        Effects of termination

The termination of this Agreement howsoever caused is without prejudice to the rights, duties and liabilities of any party accrued prior to termination.  Clause 8 (Confidentiality) will continue to be enforceable notwithstanding termination.

11.                               THIRD PARTY RIGHTS

A person who is not a party to this Agreement shall not have any rights under or in connection with it.  The parties do not intend any term of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999.

12.                               AMENDMENTS, WAIVERS AND RIGHTS

12.1                        Amendments

No amendment or variation of the terms of this Agreement shall be effective unless it is made or confirmed in a written document signed by all of the parties.

12.2                        Waivers

No delay in exercising or non-exercise by a party of any right, power or remedy provided by law or under this Agreement shall impair, or otherwise operate as a waiver or release of, that right, power or remedy.  Any waiver or release must be specifically granted in writing signed by the party granting it.  Any single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

13.                               INADEQUACY OF DAMAGES

Without prejudice to any other rights or remedies that the other parties may have, each party acknowledges and agrees that damages alone would not be an adequate remedy for any breach of the terms of this Agreement.  Accordingly, any party shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the terms of this Agreement.

14.                               FURTHER ASSURANCE

Each party shall from time to time (at its own cost) do, perform, sign, execute and deliver all such acts, deeds, documents and things (or procure the doing, performance, signing, execution or delivery of them) as shall be reasonably necessary or desirable for giving full effect to this Agreement and securing to the other parties the full benefit of the rights, powers and remedies conferred upon it in this Agreement.

15.                               NOTICE

15.1                        Form of notices

All communications relating to this Agreement shall be in writing and delivered by hand or sent by post to the party concerned at the relevant address shown at the start of this Agreement (or such other address as may be notified from time to time in accordance with this clause by the relevant party to the other parties).

15.2                        When notices take effect

Each of those communications shall take effect:

(a)                                 if delivered, upon delivery; and

(b)                                 if posted, upon delivery or, if sent by first class registered post and earlier, 10.00 a.m. on the second Business Day after posting.

16.                               FORCE MAJEURE

No party shall be liable for any delay in meeting, or failure to meet, its obligations under this Agreement due to any cause outside its reasonable control including (without limitation) acts of God, war, invasion, riot, malicious acts of damage, epidemic, fire, acts of any government authority, failure of the public electricity supply, national strike or lock-out (a “Force Majeure Event”).

17.                               COUNTERPARTS

17.1                        Any number of counterparts

This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each of the parties has executed at least one counterpart.

17.2                        Each counterpart an original

Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same instrument.

18.                               COSTS AND EXPENSES

Except to the extent this Agreement provides otherwise, each party shall be responsible for all the costs, charges and expenses incurred by it in connection with and incidental to this Agreement.

19.                               NO PARTNERSHIP

Nothing in this Agreement or any document referred to in it or any matter or arrangement contemplated by it shall be construed as creating a partnership, joint venture, association, fiduciary relationship or other co-operative entity between the parties for any purpose whatsoever.   No party shall have the power or authority to bind the other parties or impose any obligations on it and no party shall purport to do so or hold itself out as capable of doing so in relation to the other parties.

20.                               GOVERNING LAW AND JURISDICTION

20.1                        Governing law

This Agreement shall be governed by and construed in accordance with English law.

20.2                        Jurisdiction

Each party irrevocably submits to the exclusive jurisdiction of the English courts to settle any dispute which may arise under or in connection with this Agreement or the legal relationships established by this Agreement.

SIGNATURE:

The parties have shown their acceptance of the terms of this Agreement by executing it as a deed after the Schedules.

SCHEDULE 1
PARTY 1 INDICIA

SCHEDULE 2
PARTY 2 INDICIA

SIGNATURE OF CO-EXISTENCE AGREEMENT:

SIGNED as a deed by Johnson Jayaratnam Selvadurai	, ))	/s/ Johnson Jayaratnam Selvadurai
Director, duly authorised for and on behalf	))
of WNS GLOBAL SERVICES (UK))
LIMITED in the presence of:

Witness’s signature:

Witness’s name
(in capitals):

Witness’s address:

SIGNED as a deed by Ian Leech	, )	/s/ Ian Leech
Director, duly authorised for and on behalf	)
of FUSION OUTSOURCING	)
SERVICES (PROPRIETARY)
LIMITED in the presence of:

Witness’s signature:

Witness’s name
(in capitals):

Witness’s address:

	)	/s/ Keshav Murugesh
SIGNED as a deed by Keshav Murugesh	, )
Director, duly authorised for and on behalf
of WNS (HOLDINGS) LIMITED in the
presence of:

Witness’s signature:

Witness’s name
(in capitals):

Witness’s address:

SIGNED as a deed by Ian Leech	, )	/s/ Ian Leech
Director, duly authorised for and on behalf	)
of BFSL LIMITED in the	)
presence of:

Witness’s signature:

Witness’s name
(in capitals):

Witness’s address:

SIGNED as a deed by Ian Leech	, )	/s/ Ian Leech
Director, duly authorised for and on behalf	)
of BGL GROUP LIMITED in the	)
presence of:

Witness’s signature:

Witness’s name
(in capitals):

Witness’s address: